SOUTHERN CALIFORNIA EDISON COMPANY

                        Authorized Officer's Certificate
                    Pursuant to Section 301 of the Indenture


         Mary C. Simpson, an Authorized Officer of Southern California Edison Company, a California corporation (the "Company"), acting pursuant to the July 20, 1995, January 18, 1996, and February 18, 1999, resolutions of the Board of Directors of the Company (the "Board Resolutions") hereby determines that:

         1. The Company shall issue a series of the Securities referred to in the Board Resolutions under the Indenture, dated as of January 15, 1993 (the "Indenture"), between the Company and Harris Trust and Savings Bank, as Trustee (the "Trustee"), in accordance with the following terms:

                  (a) The title of the Securities shall be the "7-5/8% Notes, Due 2010" (the "Notes").

                  (b) The aggregate principal amount of the Notes to be authenticated and delivered under the Indenture shall be limited to $250,000,000 (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 304, 305, 306, 906 or 1107 of the Indenture).

                  (c) The Notes shall mature on January 15, 2010.

                  (d) The Notes shall bear interest at the rate of 7-5/8% per annum from January 15, 2000. The Interest Payment Dates for the Notes shall be January 15 and July 15 in each year, commencing July 15, 2000. The Regular Record Dates for the interest payable on such Interest Payment Dates shall be the January 1 or July 1 next preceding such January 15 and July 15, as the case may be.

                  (e) Payment of the principal of, premium if any, and interest on, the Notes will be made at the Corporate Trust Office of Harris Trust and Savings Bank maintained for that purpose in the City of
         Chicago, State of Illinois, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts; provided, however, that at the option of the Company, payment of interest may be made by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register or by wire transfer to an account designated by such person pursuant to an arrangement that is satisfactory to the Trustee and the Company.

                  (f) The Notes may be redeemed at any time prior to the Stated Maturity of the principal thereof at the option of the Company at a Redemption Price equal to the greater of (1) the principal amount or
         (2) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes, discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Yield plus 0.15%, plus in each case accrued interest to the Redemption Date.

                  "Treasury Yield" means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the Redemption Date.

                  "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

                  "Independent Investment Banker" means Chase Securities Inc. or, if such firm is unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing selected by the Company and appointed by the Trustee.

                  "Comparable Treasury Price" means, with respect to any Redemption Date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such Redemption Date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if that release (or any successor release) is not published or does not contain such prices on such business day, the average of all such Quotations.

                  "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such Redemption Date.

                  "Reference Treasury Dealer" means each of Chase Securities Inc.; Bear, Stearns & Co. Inc.; First Union Securities, Inc.; and their respective successors, provided, however, that if any of the foregoing shall cease to be a primary U.S. Government Securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute for it another Primary Treasury Dealer.

                  If the  Company  elects to redeem  less than all of the Notes, the Trustee shall select, in a manner it deems fair and appropriate, the particular Notes or portions of them to be redeemed. Notice of redemption shall be given by mail not less than 30 nor more than 60 days prior to the Redemption Date to the Holders of Notes to be redeemed (which, as long as the Notes are held in the book-entry only system, will be The Depository Trust Company, its nominees or successors). On and after the Redemption Date (unless the Company defaults in the payment of the Redemption Price and interest accrued thereon to such date), interest shall cease to accrue on the Notes or the portions of them called for redemption, and the Notes shall cease to be outstanding.

                  (g) The Company shall not be obligated to redeem, repay or purchase the Notes pursuant to any sinking fund or analogous provision, or at the option of the Holder thereof.

                  (h) The Notes shall be issued in whole in the form of one or more Global Securities, and the Depositary for such Global Securities shall be The Depository Trust Company, New York, New York.

                  (i) The Notes shall not be subject to discharge and defeasance at the option of the Company pursuant to Section 1301 of the Indenture.

                  (j) The trustee, authenticating and paying agent, transfer agent and registrar with respect to the Notes shall be Harris Trust and Savings Bank.

          2. The form and terms of the Notes, attached hereto as Annex A, are hereby approved.

          3. Chase Securities Inc., Bear, Stearns & Co. Inc. and First Union Securities, Inc. (the "Underwriters") propose to offer the Notes at an initial offering price of 99.75% of their principal amount. The purchase price of the Notes to be paid by the Underwriters shall be 99.419% of their principal amount, plus accrued interest from January 15, 2000. The Underwriting Agreement, dated January 19, 2000, between the Company and the Underwriters, relating to the Notes, attached hereto as Annex B, is hereby approved.

         4. The undersigned has read the provisions of Section 301 of the Indenture and the definitions in the Indenture relating thereto, the Board Resolutions and other corporate documents and records. In the opinion of the undersigned, she has made such examination or investigation as is necessary to enable her to express an informed opinion as to whether or not all conditions precedent provided in the Indenture relating to the establishment of the forms of and terms of a series of Debt Securities under the Indenture, designated as the Notes in this Certificate, have been complied with. In the opinion of the undersigned, all such conditions precedent have been complied with.

          5. Capitalized terms used in this certificate and not otherwise defined herein shall have the meanings ascribed to such terms in the Indenture.

         IN WITNESS WHEREOF, the undersigned has executed this certificate as of January 19, 2000.




                                                        Mary C. Simpson
                                                   ----------------------------
                                                        Mary C. Simpson
                                                      Assistant Treasurer



                                                                         ANNEX A

This Debt Security is a Global Security within the meaning of the Indenture hereafter referred to and is registered in the name of a Depositary or a nominee thereof. Unless and until it is exchanged in whole or in part for Debt Securities in definitive form, this Debt Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Unless otherwise defined herein, all capitalized items shall have the same meanings ascribed to them in the Indenture.


Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.


                       SOUTHERN CALIFORNIA EDISON COMPANY
            (Incorporated under the laws of the State of California)

                             7-5/8% NOTES, DUE 2010


No. R-1                                                            $250,000,000
                                                          CUSIP NO. 842400 EE 9




         Southern California Edison Company, a corporation duly organized and existing under the laws of the State of California (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of Two Hundred Fifty Million Dollars ($250,000,000) on January 15, 2010, and to pay interest thereon from January 15, 2000, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on January 15 and July 15 in each year, commencing on July 15, 2000, at the rate of 7-5/8% per annum, until the principal hereof is paid or made available for payment, and at such rate per annum on any overdue principal and on any overdue installment of interest. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Debt Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the January 1 or July 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Debt Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Debt Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debt Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture.

         Payment of the principal of and premium, if any, and interest on this Debt Security will be made at the office or agency of Harris Trust and Savings Bank, Trustee, Chicago, Illinois, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts; provided, however, that at the option of the Company, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or by wire transfer to an account designated by such person pursuant to an arrangement that is satisfactory to the Trustee and the Company.

         Reference is hereby made to the further provisions of this Debt Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, by manual signature, this Debt Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:  January 24, 2000                 SOUTHERN CALIFORNIA EDISON COMPANY


                                         By         Robert C. Boada
                                            -----------------------------------
                                                     Robert C. Boada
                                                       Treasurer

(Seal)
ATTEST:

Mary C. Simpson
----------------------------
Mary C. Simpson
Assistant Secretary

                          CERTIFICATE OF AUTHENTICATION

         This is one of the Debt Securities of the series referred to in the within-mentioned Indenture.

                                        HARRIS TRUST AND SAVINGS BANK,
                                        as Trustee


                                         By
                                           ------------------------------------
                                                   Authorized Signatory

                                 Reverse of Bond

         This Debt Security is one of a duly authorized issue of securities of the Company (herein called the "Debt Securities"), issued and to be issued in one or more series under an Indenture, dated as of January 15, 1993 (herein called the "Indenture"), between the Company, and Harris Trust and Savings Bank, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Debt Securities and of the terms upon which the Debt Securities are, and are to be, authenticated and delivered. This Debt Security is one of the series designated on the face hereof, limited in aggregate principal amount to $250,000,000.

         If an Event of Default with respect to Debt Securities of this series shall occur and be continuing, the principal of the Debt Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

         This Debt Security may be redeemed at any time prior to the Stated Maturity of the principal hereof at the option of the Company at a Redemption Price equal to the greater of (1) the principal amount or (2) the sum of the present values of the remaining scheduled payments of principal and interest on this Debt Security, discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Yield plus 0.15%, plus in each case accrued interest to the Redemption Date.

         "Treasury Yield" means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the Redemption Date.

         "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Debt Securities that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Debt Securities.

         "Independent Investment Banker" means Chase Securities Inc. or, if such firm is unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing selected by the Company and appointed by the Trustee.

         "Comparable Treasury Price" means, with respect to any Redemption Date,
(i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such Redemption Date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if that release (or any successor release) is not published or does not contain such prices on such business day, the average of all such Quotations.

         "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such Redemption Date.

         "Reference Treasury Dealer" means each of Chase Securities Inc., Bear, Stearns & Co. Inc., and First Union Securities, Inc., and their respective successors, provided, however, that if any of the foregoing shall cease to be a primary U.S. Government Securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute for it another Primary Treasury Dealer.

         If the Company elects to redeem less than all of the Debt Securities, the Trustee shall select, in a manner it deems fair and appropriate, the particular Debt Securities or portions of them to be redeemed. Notice of redemption shall be given by mail not less than 30 nor more than 60 days prior to the Redemption Date to the Holders of Debt Securities to be redeemed (which, as long as the Debt Securities are held in the book-entry only system, will be The Depository Trust Company, its nominees or successors). On and after the Redemption Date (unless the Company defaults in the payment of the Redemption Price and interest accrued thereon to such date), interest shall cease to accrue on the Debt Securities or the portions of them called for redemption and the Debt Securities shall cease to be outstanding.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Debt Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Debt Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Debt Securities of each series at the time Outstanding, on behalf of the Holders of all Debt Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Debt Security shall be conclusive and binding upon such Holder and upon all future Holders of this Debt Security and of any Debt Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Debt Security.

         No reference herein to the Indenture and no provision of this Debt Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Debt Security at the times, place and rate, and in the coin or currency, herein prescribed.

         As provided in and subject to the provisions of the Indenture, the Holder of this Debt Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Debt Securities of this series, the Holders of not less than 25% in principal amount of the Debt Securities of this series (or, in the case of certain Events of Default under the Indenture, not less than 25% in principal amount of all Securities) at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity and the Trustee shall not have received from the Holders of a majority in principal amount of Debt Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Debt Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Debt Security is registrable in the Security Register, upon surrender of this Debt Security for registration of transfer at the office or agency of the Company in any place where the principal of and premium, if any, and interest of this Debt Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or the Holder's attorney duly authorized in writing, and thereupon one or more new Debt Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         The Debt Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and integral multiples thereof. As provided in the Indenture and subject to certain limitations therein set forth, Debt Securities of this series are exchangeable for a like aggregate principal amount of Debt Securities of this series and of like tenor, of a different authorized denomination, as requested by the Holder surrendering the same.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Debt Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Debt Security is registered as the owner hereof for all purposes, whether or not this Debt Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                                  ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.


TEN COM    -  as tenants in common             UNIF GIFT MIN ACT -

TEN ENT    -  as tenants by the entireties                Custodian
                                            --------------         -----------
JT TEN     -  as joint tenants with right       (Cust)              (Minor)
              of survivorship and not as     under Uniform Gifts of Minors
              tenants in common              Act
                                                ------------------------------
                                                        (State)




     Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please insert Social Security or Other
Identifying Number of Assignee


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
the Debt Security and all rights thereunder, hereby irrevocably constituting and appointing


 ---------------------------------------------------------------------  Attorney
to transfer the said Debt Security on the books of the Company, with full power of substitution in the premises.

Dated:
      -------------------   ---------------------------------------------------


                                -----------------------------------------------
                        NOTICE: The signature to this assignment must correspond
                                with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any changes whatsoever.